Exhibit 99.1

Great Elm Capital Corp. Announces THIRD Quarter 2019 Financial Results; THIRD Quarter Net Investment Income of $0.26 Per Share; BOARD SETS FIRST QUARTER 2020 DISTRIBUTION OF $0.083 PER SHARE PER MONTH

WALTHAM, MA, November 14, 2019 – Great Elm Capital Corp. (“we,” “us,” “our” or “GECC”), (NASDAQ: GECC), today announced its financial results for the quarter ended September 30, 2019.

FINANCIAL HIGHLIGHTS

▪	Net investment income (“NII”) for the quarter ended September 30, 2019 was approximately $2.6 million, or $0.26 per share, equating to greater than 1.0x distribution coverage.
▪

In November 2019, the Board of Directors (the “Board”) set monthly distributions of $0.083 per share for the first quarter of 2020, representing a yield of approximately 11.0% on September 30, 2019 net asset value (“NAV”).

▪

Net assets on September 30, 2019 were approximately $91.5 million. NAV per share on September 30, 2019 was $9.09, as compared to NAV per share of $10.30 on June 30, 2019, driven primarily by unrealized losses in certain of our investments

▪

We had approximately $0.3 million of net realized gains during the quarter ended September 30, 2019, or approximately $0.02 per share, and net unrealized depreciation of approximately $12.5 million, or approximately $1.24 per share.

▪	Unrealized depreciation in the Avanti Communications Group, plc investments accounted for $4.1 million of the $12.5 million net unrealized loss during the quarter
▪

During the quarter ended September 30, 2019, we invested approximately $46.1 million across 15 investments(1), including four new issuers. During the quarter ended September 30, 2019, we monetized (in part or in full) approximately $44.6 million across 16 investments(2).

▪	Strong performance from our investment in the equity interests of Prestige Capital Finance, LLC led to significant NII generation in our second full quarter of ownership
▪	We issued $45 million of 6.50% senior unsecured bonds due June 2024 during the second and third quarter (NASDAQ: GECCN).

“I’m pleased to report that NII covered our base distribution again this quarter,” remarked Peter A. Reed, GECC’s Chief Executive Officer. “Despite volatility in the fair value of certain of our investments, our team continues to be encouraged by the portfolio’s underlying credit quality, outlook and increasing diversity.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2019, we held 29 debt investments, totaling approximately $168.3 million and representing 86.4% of the fair market value of our total investments. First lien and/or secured debt investments comprised 100.0% of the fair market value of our debt investments. As of the same date, we held seven equity investments, totaling approximately $26.5 million and representing 13.6% of the fair market value of our total investments.

As of September 30, 2019, the weighted average current yield on our debt portfolio was 11.0%. Floating rate instruments comprised approximately 71.9% of the fair market value of debt investments.

During the quarter ended September 30, 2019, we deployed approximately $46.1 million into 15 investments (which included investments in four new companies and nine existing portfolio companies)(1). The weighted average price of the debt deployment activity was 97% of par, carrying a weighted average current yield of 10.2%.

During the quarter ended September 30, 2019, we monetized, in part or in full, 16 investments for approximately $44.6 million(2), at a weighted average current yield of 10.8%. Our weighted average realized price was par.

LEGACY FULL CIRCLE PORTFOLIO

Since the Full Circle Capital Corporation (“Full Circle”) merger closed in November 2016, we have been diligently focused on monetizing the legacy portfolio. To date, we have exited 24 positions across 16 portfolio companies, realizing an aggregate total return of $5.1 million. These realized gains represents 109% of NAV, a significant achievement given the market’s previous assessment of this portfolio.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the quarter ended September 30, 2019 was approximately $7.0 million, or $0.70 per share. Total expenses for the quarter ended September 30, 2019 were approximately $4.4 million, or $0.44 per share.

Net realized gains for the quarter ended September 30, 2019 were approximately $0.3 million, or $0.02 per share. Net unrealized depreciation from investments for the quarter ended September 30, 2019 was approximately $12.5 million, or $1.24 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2019, available liquidity from cash and money market investments was approximately $24.8 million, exclusive of our holdings of United States Treasury Bills. Total debt outstanding as of September 30, 2019 was $124.0 million, comprised of our 6.50% senior notes due September 2022 (NASDAQ: GECCL), our 6.75% senior notes due January 2025 (NASDAQ: GECCM)

and our newly issued 6.50% senior notes due June 2024 (NASDAQ: GECCN). Our asset coverage ratio was approximately 173.8% and our debt-to-equity ratio was 1.36x.

SELECT SUBSEQUENT ACTIVITY

Distributions

In November 2019, our Board set the monthly distributions for the first quarter of 2020 at a rate of $0.083 per share, representing an annualized base distribution yield of approximately 11.0% on September 30, 2019 NAV.

Our distribution policy has been designed to set an annual base distribution rate that is covered by NII. From time to time, as catalyst-driven investments are realized or when we out-earn our declared distributions, we may supplement monthly distributions with special distributions from NII generated in excess of the declared distributions(3).

CONFERENCE CALL AND WEBCAST

Great Elm Capital Corp. will host a conference call and webcast on Thursday, November 14, 2019 at 10:00 a.m. Eastern Time to discuss its third quarter financial results. All interested parties are invited to participate in the conference call by dialing +1 (844) 820-8297; international callers should dial +1 (661) 378-9758. Participants should enter the Conference ID 6868201 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: http://www.investor.greatelmcc.com/events-and-presentations/presentations.

The conference call will be webcast simultaneously at:

https://edge.media-server.com/mmc/p/tzdhm2c9.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, specialty finance company focused on investing in debt instruments of middle market companies. GECC elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. GECC targets special situations and catalyst-driven investments as it seeks to generate attractive, risk-adjusted returns through both current income and capital appreciation.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Endnotes:

(1) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and capitalized PIK income. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(2) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(3) There can be no assurance that any such supplemental amounts will be received or realized, or even if received and realized, distributed or available for distribution. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor.

Great Elm Capital Corp.

Consolidated Statements of Assets and Liabilities

Dollar amounts in thousands (except per share amounts)

	September 30, 2019	December 31, 2018
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $162,496 and $137,852, respectively)	$145,608	$128,318
Non-affiliated, non-controlled short-term investments, at fair value (amortized cost of $96,110 and $78,093, respectively)	96,098	78,085
Affiliated investments, at fair value (amortized cost of $100,409 and $89,854, respectively)	38,554	35,665
Controlled investments, at fair value (amortized cost of $11,682 and $20,648, respectively)	10,637	20,203
Total investments	290,897	262,271

Cash and cash equivalents	3,370	4,167
Receivable for investments sold	-	10,887
Interest receivable	3,131	3,255
Dividends receivable	47	9
Due from portfolio company	605	555
Due from affiliates	15	5
Prepaid expenses and other assets	129	414
Total assets	$298,194	$281,563

Liabilities
Notes payable 6.50% due September 18, 2022 (including unamortized discount of $917 and $1,141, respectively)	$31,715	$31,490
Notes payable 6.75% due January 31, 2025 (including unamortized discount of $1,386 and $1,588, respectively)	45,012	44,811
Notes payable 6.50% due June 30, 2024 (including unamortized discount of $2,173 and $0, respectively)	42,827	-
Payable for investments purchased	76,844	84,102
Interest payable	362	354
Distributions payable	835	3,441
Accrued incentive fees payable	7,522	5,422
Due to affiliates	1,005	1,069
Accrued expenses and other liabilities	583	758
Total liabilities	$206,705	$171,447

Commitments and contingencies (Note 6)	$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 10,062,682 shares issued and outstanding and 10,652,401 shares issued and outstanding, respectively)	$101	$107
Additional paid-in capital	193,253	198,247
Accumulated losses	(101,865)	(88,238)
Total net assets	$91,489	$110,116
Total liabilities and net assets	$298,194	$281,563
Net asset value per share	$9.09	$10.34

Great Elm Capital Corp.

Consolidated Statements of OPERATIONS

Dollar amounts in thousands (except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$4,477	$4,326	$11,999	$11,363
Non-affiliated, non-controlled investments (PIK)	-	-	-	-
Affiliated investments	216	(630)	627	568
Affiliated investments (PIK)	1,124	1,671	2,939	6,238
Controlled investments	282	499	1,335	1,609
Controlled investments (PIK)	101	261	684	696
Total interest income	6,200	6,127	17,584	20,474
Dividend income from:
Non-affiliated, non-controlled investments	196	23	407	178
Controlled investments	480	-	1,280	-
Total dividend income	676	23	1,687	178
Other income from:
Non-affiliated, non-controlled investments	5	10	137	52
Affiliated investments	-	-	2	90
Affiliated investments (PIK)	108	-	564	-
Controlled investments	13	21	52	47
Total other income	126	31	755	189
Total investment income	$7,002	$6,181	$20,026	$20,841

Expenses:
Management fees	$759	$768	$2,207	$2,215
Incentive fees	654	576	2,099	(607)
Administration fees	282	202	734	999
Custody fees	15	15	45	44
Directors’ fees	51	51	150	150
Professional services	243	326	711	791
Interest expense	2,308	1,457	5,333	4,188
Other expenses	71	101	349	432
Total expenses	$4,383	$3,496	$11,628	$8,212
Net investment income	$2,619	$2,685	$8,398	$12,629

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain (loss) from:
Non-affiliated, non-controlled investments	$97	$898	$1,115	$1,815
Affiliated investments	-	-	-	-
Controlled investments	154	-	154	210
Total net realized gain (loss)	251	898	1,269	2,025
Net change in unrealized appreciation (depreciation) from:
Non-affiliated, non-controlled investments	(8,075)	(115)	(7,357)	(2,003)
Affiliated investments	(4,096)	620	(7,666)	(9,442)
Controlled investments	(345)	770	(600)	258
Total net change in unrealized appreciation (depreciation)	(12,516)	1,275	(15,623)	(11,187)
Net realized and unrealized gains (losses)	$(12,265)	$2,173	$(14,354)	$(9,162)
Net increase (decrease) in net assets resulting from operations	$(9,646)	$4,858	$(5,956)	$3,467

Net investment income per share (basic and diluted):	$0.26	$0.25	$0.81	$1.19
Earnings per share (basic and diluted):	$(0.96)	$0.46	$(0.58)	$0.33
Weighted average shares outstanding (basic and diluted):	10,062,682	10,652,401	10,312,561	10,652,401

Media & Investor Contact:

Investor Relations

+1 (617) 375-3006

investorrelations@greatelmcap.com